UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2015

Westlake Chemical Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 585-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2015, Westlake International Services Corporation, as sole member of Westlake Chemical Partners GP LLC (the “General Partner”), the general partner of Westlake Chemical Partners LP (the “Partnership”), appointed David Lumpkins to serve as a member of the board of directors of the General Partner (the “GP Board”), effective immediately. Mr. Lumpkins is expected to be appointed by the GP Board to its Audit and Conflicts committees. Mr. Lumpkins qualifies as the General Partner’s third independent director under the rules of the Securities and Exchange Commission and the New York Stock Exchange. There are no arrangements or understandings between Mr. Lumpkins and any other persons pursuant to which he was appointed as a director. There are no relationships between Mr. Lumpkins and the Partnership or any related person of the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Lumpkin’s services on the GP Board, he is eligible to receive an annual retainer compensation package valued at $130,000, of which $65,000 will be paid in an annual cash retainer and the remaining $65,000 retainer fee will be paid in a grant of Phantom Units under the Partnership’s Long-Term Incentive Plan.

Item 7.01.	Regulation FD Disclosure.

On January 29, 2015, the Partnership issued a press release announcing that David Lumpkins had been appointed to serve on the GP Board. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

99.1	Press release issued on January 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westlake Chemical Partners LP

	By:	Westlake Chemical Partners GP LLC,
its general partner

Date: January 29, 2015

	By:	/s/ Albert Chao
Albert Chao
President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on January 29, 2015.